Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
April 30, 2025	TRADED: Nasdaq

LANCASTER COLONY REPORTS THIRD QUARTER SALES AND EARNINGS
WESTERVILLE, Ohio, April 30 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s fiscal third quarter ended March 31, 2025.
Summary
•Consolidated net sales declined 2.9% to $457.8 million versus $471.4 million last year. Retail segment net sales decreased 2.6% to $241.5 million. The decline in Retail net sales includes the impact of the company’s exit from our perimeter-of-the-store bakery product lines in March 2024. Excluding all sales attributed to those product lines, Retail segment net sales decreased 0.7%. Foodservice segment net sales declined 3.2% to $216.3 million.
•Consolidated gross profit increased $1.5 million to a third quarter record $106.0 million. The gross profit improvement reflects benefits from our cost savings programs and some modest cost deflation. Gross profit was unfavorably impacted by the lower sales volume and startup costs associated with our newly acquired sauce and dressing production facility located in Atlanta, Georgia.
•SG&A expenses decreased $1.1 million to $56.1 million driven by lower expenditures for compensation and benefits versus the prior year. SG&A expenses include $1.7 million in incremental costs attributed to the sauce and dressing plant acquisition.
•Consolidated operating income increased $14.7 million to a third quarter record $49.9 million. In addition to the higher gross profit and reduced SG&A expenses, the increase in operating income reflects the impact of last year’s restructuring and impairment charges of $12.1 million attributed to the exited perimeter-of-the-store bakery product lines.
•Net income was $1.49 per diluted share versus $1.03 per diluted share last year. In the current-year quarter, the incremental SG&A costs for the plant acquisition reduced net income by $0.05 per diluted share. In the prior-year quarter, the restructuring and impairment charges for the exited perimeter-of-the-store bakery product lines reduced net income by $0.34 per diluted share.

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CEO David A. Ciesinski commented, “We were pleased to report third quarter records for gross profit and operating income. The 2.9% decline in consolidated net sales includes the unfavorable impacts of the perimeter-of-the-store bakery product lines we exited in March 2024 and the shift of some Retail segment sales into our fiscal fourth quarter due to the later Easter holiday. In addition, we experienced a more challenging consumer environment in our fiscal third quarter as evidenced by reduced traffic in the foodservice channel and some softening demand in the retail channel. Despite the headwinds, our Retail segment’s licensing program remained a source for growth in the quarter as we began shipping Chick-fil-A® sauce into the club channel; our Texas RoadhouseTM dinner rolls continued to perform very well; and the Subway® sauces we introduced last March delivered incremental sales. Net sales for our category-leading New York Bakery™ frozen garlic bread products also improved. In our Foodservice segment, net sales decreased 3.2%, reflective of the industry-wide decline in store traffic and the impact of menu changes as some customers shifted to value offerings. Higher demand from some of our core national chain restaurant accounts helped to support Foodservice segment sales.”
“From a strategic standpoint, the acquisition of the Atlanta-based sauce and dressing production facility we completed on February 18 represents a significant addition to our manufacturing network. This facility will benefit our core sauce and dressing operations through improved operational efficiency, incremental capacity, and closer proximity to certain core customers while enhancing our manufacturing network from a business continuity standpoint.”
“Looking ahead to our fiscal fourth quarter, we anticipate some ongoing challenges with the consumer environment but are positioned to respond through innovation and incremental distribution in Retail and continuing to partner with our Foodservice customers to support their growth through collaboration on new menu items. We project that Retail segment sales will benefit from our licensing program, including expanding distribution for the recently introduced Texas RoadhouseTM dinner rolls and the extension of Chick-fil-A® sauce into the club channel. In the Foodservice segment, we anticipate continued growth from select customers in our mix of national chain restaurant accounts.”
Third Quarter Results
Consolidated net sales decreased 2.9% to $457.8 million versus $471.4 million last year. Retail segment net sales were unfavorably impacted by the company’s exit from our perimeter-of-the-store bakery product lines in March 2024. Excluding all sales attributed to those product lines, Retail segment net sales decreased 0.7% while Retail sales volume, measured in pounds shipped, decreased 0.9%. This year’s later Easter holiday also resulted in the shift of some Retail sales into our fiscal fourth quarter. In the Foodservice segment, net sales declined 3.2% to $216.3 million as demand was unfavorably impacted by an industry-wide slowdown in restaurant traffic. The decline also reflects the impact of menu changes as some customers shifted to value offerings. Foodservice segment net sales include $2.1 million in non-core incremental sales attributed to a temporary supply agreement (“TSA”) with Winland Foods, Inc. that commenced in March 2025 and will continue for a period of up to twelve months. The TSA was made in connection with Lancaster Colony’s acquisition of the Winland Foods sauce and dressing production facility located in Atlanta, Georgia. The acquisition was completed
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on February 18, 2025. Excluding all TSA sales, Foodservice segment net sales declined 4.1% while Foodservice sales volume, measured in pounds shipped, decreased 4.3%.
Consolidated gross profit increased $1.5 million, or 1.4%, to a third quarter record $106.0 million. This year’s consolidated gross profit benefited from our cost savings programs and some modest cost deflation while offsetting factors included the unfavorable impacts of the lower sales volume and startup costs associated with the newly acquired sauce and dressing plant. Note that last year’s gross profit was unfavorably impacted by a $2.6 million inventory write-down associated with the company’s exit from our perimeter-of-the-store bakery product lines in March 2024.
SG&A expenses decreased $1.1 million to $56.1 million, driven by lower compensation and benefit costs. The SG&A expenses include $1.7 million in acquisition costs, primarily legal and professional fees, attributed to the sauce and dressing plant.
Consolidated operating income grew $14.7 million to a third quarter record $49.9 million, which reflects the higher gross profit and reduced SG&A expenses in addition to the impact of last year’s $12.1 million in restructuring and impairment charges.
Net income grew $12.8 million to $41.1 million, or $1.49 per diluted share, versus $1.03 per diluted share last year. Incremental SG&A expenditures attributed to the newly acquired sauce and dressing plant reduced net income by $1.3 million, or $0.05 per diluted share. Last year’s restructuring and impairment charges along with the inventory write-down combined to reduce net income by $11.3 million, or $0.41 per diluted share. Current-year net income and net income per diluted share benefited from a lower tax rate versus prior year.
Fiscal Year-to-Date Results
For the nine months ended March 31, 2025, net sales increased 1.0% to $1.43 billion. Net income for the nine-month period totaled $134.8 million, or $4.89 per diluted share, versus the prior-year amount of $123.8 million, or $4.50 per diluted share. The current-year period includes a noncash settlement charge attributed to the termination of the company’s legacy pension plans that reduced net income by $10.8 million, or $0.39 per diluted share, in addition to the incremental SG&A expenditures attributed to the company’s acquisition of the Atlanta-based sauce and dressing production facility that reduced net income by $2.6 million, or $0.09 per diluted share. In the prior-year period, the restructuring and impairment charges and the inventory write-down combined to reduce net income by $11.3 million, or $0.41 per diluted share.
Conference Call on the Web
The company’s third quarter conference call is scheduled for this morning, April 30, at 10:00 a.m. ET. Access to a live webcast of the call is available through a link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company’s website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
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Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:
•efficiencies in plant operations and our overall supply chain network;
•the extent to which good-fitting business acquisitions are identified, acceptably integrated, and achieve operational and financial performance objectives;
•price and product competition;
•changes in demand for our products, which may result from changes in consumer behavior or loss of brand reputation or customer goodwill;
•the impact of customer store brands on our branded retail volumes;
•the impact of any regulatory matters affecting our food business, including any additional requirements imposed by the FDA or any state or local government;
•adequate supply of labor for our manufacturing facilities;
•stability of labor relations;
•adverse changes in freight, energy or other costs of producing, distributing or transporting our products;
•the reaction of customers or consumers to pricing actions we take to offset inflationary costs;
•inflationary pressures resulting in higher input costs;
•fluctuations in the cost and availability of ingredients and packaging;
•adverse changes in trade policies, including increased tariffs, retaliatory trade measures, or other trade restrictions;
•geopolitical events that could create unforeseen business disruptions and impact the cost or availability of raw materials and energy;
•dependence on contract manufacturers, distributors and freight transporters, including their operational capacity and financial strength in continuing to support our business;
•dependence on key personnel and changes in key personnel;
•cyber-security incidents, information technology disruptions, and data breaches;
•the potential for loss of larger programs or key customer relationships;
•capacity constraints that may affect our ability to meet demand or may increase our costs;
•failure to maintain or renew license agreements;
•the possible occurrence of product recalls or other defective or mislabeled product costs;
•the success and cost of new product development efforts;
•the lack of market acceptance of new products;
•the effect of consolidation of customers within key market channels;
•maintenance of competitive position with respect to other manufacturers;
•the outcome of any litigation or arbitration;
•significant shifts in consumer demand and disruptions to our employees, communities, customers, supply chains, production planning, operations, and production processes resulting from the impacts of epidemics, pandemics or similar widespread public health concerns and disease outbreaks;
•changes in estimates in critical accounting judgments; and
•risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Dale N. Ganobsik
Vice President, Corporate Finance and Investor Relations
Lancaster Colony Corporation
Phone: 614/224-7141
Email: ir@lancastercolony.com
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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net sales	$457,836	$471,446	$1,433,695	$1,418,934
Cost of sales	351,874	366,952	1,084,141	1,084,250
Gross profit	105,962	104,494	349,554	334,684
Selling, general & administrative expenses	56,085	57,211	168,152	164,872
Restructuring and impairment charges	—	12,137	—	12,137
Operating income	49,877	35,146	181,402	157,675
Pension settlement charge	—	—	(13,968)	—
Other, net	1,960	1,748	5,520	4,030
Income before income taxes	51,837	36,894	172,954	161,705
Taxes based on income	10,713	8,544	38,136	37,920
Net income	$41,124	$28,350	$134,818	$123,785

Net income per common share: (a)
Basic and diluted	$1.49	$1.03	$4.89	$4.50

Cash dividends per common share	$0.95	$0.90	$2.80	$2.65

Weighted average common shares outstanding:
Basic	27,482	27,436	27,473	27,437
Diluted	27,496	27,451	27,490	27,455

(a)        Based on the weighted average number of shares outstanding during each period.
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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
NET SALES
Retail	$241,532	$248,054	$761,855	$754,230
Foodservice	216,304	223,392	671,840	664,704
Total Net Sales	$457,836	$471,446	$1,433,695	$1,418,934

OPERATING INCOME
Retail	$45,578	$47,313	$170,790	$159,958
Foodservice	28,111	24,334	82,744	78,112
Nonallocated Restructuring and Impairment Charges	—	(12,137)	—	(12,137)
Corporate Expenses	(23,812)	(24,364)	(72,132)	(68,258)
Total Operating Income	$49,877	$35,146	$181,402	$157,675

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31, 2025	June 30, 2024
ASSETS
Current assets:
Cash and equivalents	$124,561	$163,443
Receivables	106,859	95,560
Inventories	191,145	173,252
Other current assets	17,090	11,738
Total current assets	439,655	443,993
Net property, plant and equipment	537,887	477,696
Other assets	299,070	285,242
Total assets	$1,276,612	$1,206,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,068	$118,811
Accrued liabilities	65,316	65,158
Total current liabilities	186,384	183,969
Noncurrent liabilities and deferred income taxes	93,980	97,190
Shareholders’ equity	996,248	925,772
Total liabilities and shareholders’ equity	$1,276,612	$1,206,931
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